Exhibit 10.8

                              EMPLOYMENT AGREEMENT
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     THIS EMPLOYMENT AGREEMENT (the "Agreement"), dated as of February 13, 2001 between J. Allen Layman (the "Executive") and NTELOS Inc., a Virginia corporation (the "Company"), recites and provides as follows:

     WHEREAS, the Board of Directors of the Company (the "Board") expects that the Executive will make substantial contributions to the growth and prospects of the Company; and

     WHEREAS, the Board desires to obtain for the Company the services of the Executive, and the Executive desires to be employed by the Company, all on the terms and subject to the conditions set forth herein.

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, the Company and the Executive agree as follows:

     1.   Employment.

     Position; Election to the Board of Directors.  On the terms and subject to
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the conditions set forth herein, the Company agrees to employ the Executive as its President throughout the Employment Term (as defined below). As of the date of this Agreement, the Executive shall also serve as President and Chief Executive Officer of R&B Communications, Inc., a wholly-owned subsidiary of the Company ("R&B"). At the request of the Board, to the extent consistent with the Executive's position as President and without additional compensation, the Executive shall serve as an officer and/or director of any other subsidiaries of the Company. In addition, the Board agrees as of the date of this Agreement the Executive shall serve as (i) a member of the Board, (ii) Chairman of the Board, and (iii) as a member of the Executive Committee.

     Duties and Responsibilities.  The Executive shall have such duties and
     ---------------------------
responsibilities that are consistent with his position as the Board determines, including responsibility for legislative, regulatory and industry relations for the Company, and shall perform such duties and carry out such responsibilities to the best of his ability for the purpose of advancing the business of the Company and its subsidiaries. Subject to the provisions of Section 1(c) below, during the Employment Term the Executive shall devote his full business time, skill and attention to the business of the Company and its subsidiaries, and, except as specifically approved by the Board, shall not engage in any other business activity or have any other business affiliation. Participation by the Executive in family businesses in which the Executive participates as of the date hereof is deemed to be approved by the Board; provided, however, that such participation shall be subject to further review by the Board upon a material change in such participation.

     Other Activities.  Anything in this Agreement to the contrary
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notwithstanding, as part of the Executive's business efforts and duties on behalf of the Company, he may participate fully in social, charitable and civic activities, and, if specifically approved by the Board, he may serve on the boards of directors of other companies, provided that such activities do not unreasonably interfere with the performance of and do not involve a conflict of interest with his duties or responsibilities hereunder. Each board of directors upon which the Executive serves as of the date hereof is deemed to have been approved by the Board; provided, however, that each such directorship shall be subject to further review by the Board upon a material change in the business of the subject company.

     2. Employment Term. Subject to the provisions of Section 4 hereof, the "Employment Term" hereunder shall commence on the date of this Agreement and shall terminate on the close of business on February 13, 2006.

     3. Compensation. During the Employment Term, the Company will pay and/or otherwise provide the Executive with compensation and related benefits as follows:

     Signing Bonus.  In consideration of his execution of this Agreement, the
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Company has paid to the Executive a signing bonus of $1,000,000 (the "Signing
Bonus"). The parties hereto agree that the Signing Bonus has been earned by the Executive and that the Company shall not be entitled to any refund or repayment of the Signing Bonus notwithstanding any termination of the Executive's employment for any reason whatsoever.

     Base Salary.  During the Employment Term, the Company agrees to pay the
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Executive, for services rendered hereunder, an initial base salary at the annual rate of $275,000 (the "Base Salary"). Base Salary will be reviewed annually throughout the Employment Term by the Compensation Committee of the Board, provided that the Base Salary shall not be lower than $275,000. The Base Salary shall be payable in equal periodic installments, not less frequently than monthly, less any sums which may be required to be deducted or withheld under applicable provisions of law. The Base Salary for any partial year shall be prorated based upon the number of days elapsed in such year.

     Annual Incentive Compensation.  During the Employment Term, the Executive
     -----------------------------
shall be eligible to participate in the Company's annual incentive compensation program with an annual incentive target of thirty-five percent (35%) of Base Salary ("Incentive Payments"), subject to achievement of such program's objectives and final approval of the Board.

     Long-Term Stock-Based Incentive Compensation.  During each year of the
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Employment Term, the Executive shall be eligible to participate in the Company's
Long-Term Stock-Based Incentive Compensation program with an annual target of options to purchase shares of common stock of the Company with a value, as determined by the Board, equal to 32% of the median base salary for a comparably situated executive officer, subject to the Company's performance and final approval of the Board.

     Benefits.  During the Employment Term (and thereafter to the extent
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expressly provided herein), the Executive shall be entitled to participate in all of the Company's employee benefit plans applicable to, and to the same extent as, the Company's highest ranking executives, including the Company's Executive Supplemental Retirement Plan and 401(k) restoration plan, according to the terms of those plans. In addition to the foregoing compensation, the Company agrees that during the Employment Term it shall provide to the Executive an annual automobile allowance of $7,920.

     4.   Termination of Employment.

     By the Company For Cause.  The Company may terminate the Executive's
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employment
under this Agreement at any time for Cause (as defined in Section 4(f)) by delivery of written notice of termination to the Executive (which notice shall specify in reasonable detail the basis upon which such termination is made) at least ten days prior to the termination date set forth in such notice. No such termination shall become effective until the Executive, after receipt of such notice, shall have been offered the opportunity to attend a meeting of the Board of Directors of the Company at which a quorum is present (with the Executive's counsel present and participating, if desired by the Executive) regarding such termination notice and the allegations set forth therein and, based upon such meeting, the Board of Directors shall have elected to proceed with such termination. In the event the Executive's employment is terminated for Cause, all provisions of this Agreement (other than Paragraphs 5 through 10, and 12 through 14 hereof) and the Employment Term shall be terminated; provided, however, that such termination shall not divest the Executive of any previously vested benefit or right. In addition, the Executive shall be entitled to payment of his earned and unpaid Base Salary to the date of termination and earned and unpaid Incentive Payments for the prior fiscal year. The Executive also shall be entitled to unreimbursed business and entertainment expenses in accordance with the Company's policy, and unreimbursed medical, dental and other employee benefit expenses incurred in accordance with the Company's employee benefit plans (hereinafter referred to as the "Standard Termination Payments").

     Upon Death or Disability.  If the Executive dies, all provisions of Section
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3 of this Agreement (other than rights or benefits arising as a result of such death) and the Employment Term shall be automatically terminated; provided, however, that an amount equal to the Base Salary that the Executive would have been entitled to receive for the period commencing as of the date of his death through the Employment Term, the Standard Termination Payments and pro rata Incentive Payments, if any, for the fiscal year during which such death occurs shall be paid to the Executive's surviving spouse or, if none, his estate, and the death benefits under the Company's employee benefit plans shall be paid to the Executive's beneficiary or beneficiaries as properly designated in writing by the Executive. The portion of the payment representing Base Salary through the Employment Term shall be paid in a lump sum on a net present value basis, using a reasonable discount rate determined by the Board. If the Executive is unable to perform his responsibilities under this Agreement by reason of physical or mental disability or incapacity ("Disability") and such disability or incapacity shall have continued for six consecutive months or any period aggregating six months within any 12 consecutive months, the Company may terminate this Agreement and the Employment Term at any time thereafter. In such event, the Executive shall be entitled to receive his normal compensation hereunder during said six month period, and shall thereafter be entitled to receive an amount equal to the Base Salary that he would have been entitled to receive for the period commencing as of the date of his termination of employment through the Employment Term, the Standard Termination Payments and pro rata Incentive Payments for the fiscal year during which such disability occurs. Pro rata Incentive Payments, in the event of the Executive's death or disability, shall be an amount equal to the Incentive Payments for the fiscal year during which such death or disability occurs, prorated by a fraction, the numerator of which is the number of days of employment elapsed during the fiscal year prior to termination of employment and the denominator of which is 365.

     By the Company Without Cause.

     The Company may terminate the Executive's employment under this Agreement without

Cause, and other than by reason of his death or disability, by sending written notice of termination to the Executive, which notice shall specify a date within 90 days after the date of such notice as the effective date of such termination (the "Termination Date"). From the date of such notice through the Termination Date, the Executive shall continue to perform the normal duties of his employment hereunder, and shall be entitled to receive when due all compensation and benefits applicable to the Executive hereunder. Thereafter, subject to
Section 4(e) below and within thirty (30) days after the Termination Date, the Company shall pay the Executive, by wire transfer of immediately available funds, an amount equal to the Base Salary that the Executive would have been entitled to receive for the period commencing as of the date of his termination of employment through the Employment Term.

     The Company shall also be obligated to pay to the Executive the Standard Termination Payments and pro rata Incentive Payments for the fiscal year during which such termination of employment occurs. Pro rata Incentive Payments, in the event the Executive's employment is terminated by the Company without Cause, shall be an amount equal to the Incentive Payments for the fiscal year during which such termination of employment occurs, pro rated by a fraction, the numerator of which is the number of days of employment elapsed during the fiscal year prior to termination of employment and the denominator of which is 365.

     By the Executive.  The Executive may terminate his employment, and any
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further obligations which the Executive may have to perform services on behalf of the Company hereunder at any time after the date hereof, by sending written notice of termination to the Company not less than ninety (90) days prior to the effective date of such termination. During such ninety (90) day period, the Executive shall continue to perform the normal duties of his employment hereunder, and shall be entitled to receive when due all compensation and benefits applicable to the Executive hereunder. Except as provided below, if the Executive shall elect to terminate his employment hereunder (other than as a result of his death or disability), then the Executive shall remain vested in all vested benefits provided for hereunder or under any benefit plan of the Company in which the Executive is a participant and shall be entitled to receive the Standard Termination Payments, but the Company shall have no further obligation to make payments or provide benefits to the Executive under Section 3 hereof. Anything in this Agreement to the contrary notwithstanding, the termination of the Executive's employment by the Executive for Good Reason (as defined in Section 4(f)), subject to Section 4(e) below, shall be deemed to be a termination of the Executive's employment without Cause by the Company for purposes of this Agreement, and the Executive shall be entitled to the payments and benefits set forth in Section 4(c) above.

     Upon a Change in Control.   Anything in this Section 4 to the contrary
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notwithstanding, if the Executive's employment is terminated upon a Change in
Control (as defined in Section 4(f)), either (A) by the Company without Cause or
(B) by the Executive with Good Reason, then the payments set forth in Section 4(c) shall not apply to the Executive, and the Executive shall be entitled only to the compensation, entitlements and other benefits set forth in the Executive's Management Continuity Agreement, dated as of the date hereof and attached hereto as Exhibit A (the "Severance Agreement"), provided that such
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compensation, entitlements, and other benefits shall not be less than the
Executive otherwise would have received under such circumstances under this Agreement.

     Definition of Cause. For purposes of this Agreement, the following
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definitions will apply:

     Cause. The term "Cause" shall mean:  (i) gross misconduct; (ii) willful and
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repeated failure to comply with the lawful directives of the Board of Directors or any supervisory personnel; (iii) any criminal act or act of dishonesty or willful misconduct that has a material adverse impact on the property, operations, business or reputation of the Company or any act of fraud, dishonesty or misappropriation involving the Company; (iv) the material breach of the terms of any confidentiality, non-competition, non-solicitation or employment agreement the employee has with the Company; (v) acts of malfeasance or negligence in a matter of material importance to the Company; (vi) the material failure to perform the duties and responsibilities of employee's position after written notice and a reasonable opportunity to cure, and (vii) willful misconduct or grossly negligent conduct or activities materially damaging to the property, operations, business or reputation of the Company (it being understood that conduct or activities pursuant to employee's exercise of good faith business judgment shall not be in violation of this section 4(f)(i).

     Change in Control.  A "Change in Control" shall be deemed to have occurred
     ------------------
if:

     any "person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any company owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the owner or "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of Company securities representing more than 30% of the combined voting power of the then outstanding securities;

     during any period of two consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Company's Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (a), (c) or (d) of this
Section 4(f)(ii) whose election by the Board or nomination for election by the Company's shareholders was approved by a vote of a majority of the directors then still in office who either (l) were directors at the beginning of such period or (2) were so elected or nominated with such approval, cease for any reason to constitute at least a majority of the Board;

     the shareholders of the Company approve a merger or consolidation of the Company with any other Company and such merger or consolidation is consummated, other than (l) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (2) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as hereinabove defined) acquires more than 30% of the combined voting power of the Company's then outstanding securities; or
     the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets and such liquidation or sale of assets is consummated.

     Good Reason.  "Good Reason" means that (i) the Executive's total
     ------------
compensation (the sum of Base Salary and Incentive Compensation targets, based on objectives comparable to those applicable to similarly situated Company executives) is reduced, (ii) the Executive's job duties and responsibilities are diminished, (iii) the Executive is required to relocate to a facility more than twenty-five miles from Daleville, Virginia, (iv) the Executive does not receive any previously deferred compensation when the payment of such deferral is due,
(v) the Executive is not provided benefits (e.g., health insurance) that are comparable in all material respects to those provided to the Executive on the Control Change Date (as defined in the Severance Agreement), (vi) the Executive is directed by the Board or an officer of the Company or an affiliate (or the Company's successor or an affiliate thereof) to engage in conduct that is unethical, illegal or contrary to the Company's (or its successor's) good business practices, (vii) the Executive is directed by the Board or an officer of the Company or an affiliate (or the Company's successor or an affiliate thereof) to refrain from acting and the failure to act is unethical, illegal or contrary to the Company's (or its successor's) good business practices, (viii) material breach by the Company of its obligations under this Agreement, (ix) the failure by the Company to increase (within twelve (12) months of the Executive's last increase) the Executive's compensation (within the salary range of his job classification) consistent with his performance rating so that his annual compensation increase at least equals on a percentage basis, subject to the limitations of the salary range of his job classification, the average percentage increase for all key employees with similar performance ratings effected in the preceding twelve months, or (x) any purported termination of the Executive's employment that is not effected pursuant to a notice of termination satisfying in all material respects the requirements of Section 4(a) hereof and, for purposes of the Agreement, no such purported termination shall be effective. If any of the events occur that would entitle the Executive to terminate his employment for Good Reason hereunder and he does not so exercise his right to terminate his employment, any such failure shall not operate to waive his right to terminate his employment for that or any subsequent action or actions, whether similar or dissimilar, that would constitute Good Reason.

     5. Confidential Information. The Executive understands and acknowledges that during his employment with the Company, the Executive has been and will be making use of, acquiring or adding to the Company's Confidential Information (as defined below). In order to protect the Confidential Information, the Executive will not, during his employment with the Company or thereafter, in any way utilize any of the Confidential Information except in connection with his employment by the Company. The Executive will not at any time use any Confidential Information for his own benefit or the benefit of any person except the Company. Except as expressly authorized in writing by the Company, the Executive will not at any time copy, reproduce or remove from the Company's premises the original or any copies of Confidential Information and he will not at any time disclose any Confidential Information to anyone. At the end of the Executive's employment with the Company he will surrender and return to the Company any and all Confidential Information in his possession or control, as well as any other Company property that is in his possession or control. The Executive acknowledges and agrees that any breach of this Section 5 would be a material breach of this Agreement. The term "Confidential Information" shall mean any information that is confidential and proprietary to the Company, including but not limited to the following general categories:

     trade secrets;

     lists and other information about current and prospective customers;

     plans or strategies for sales, marketing, business development, or system build-out;

     sales and account records;

     prices or pricing strategy or information;

     current and proposed advertising and promotional programs;

     engineering and technical data;

     the Company's methods, systems, techniques, procedures, designs, formulae, inventions and know-how; personnel information;

     legal advice and strategies; and

     other information of a similar nature not known or made available to the public or the Company's Competitors (as defined in Section 8 (i)), which, if misused or disclosed, could adversely affect the business of the Company.

     Confidential Information includes any such information that the Executive may prepare or create during his employment with the Company, as well as such information that has been or may be created or prepared by others.

     6. Return of Documents. All writings, records and other documents and things containing any Confidential Information in the Executive's custody or possession shall be the exclusive property of the Company, shall not be copied and/or removed from the premises of the Company, except in pursuit of the business of the Company, and shall be delivered to the Company, without retaining any copies, upon the termination of the Executive's employment or at any time as requested by the Company.

     7. Reaffirm Obligations. Upon termination of the Executive's employment with the Company, the Executive shall, if requested by the Company, reaffirm in writing Employee's recognition of the importance of maintaining the confidentiality of the Company's proprietary information and trade secrets and reaffirm all of the obligations set forth in Section 5 of this Agreement.

     8.   Non-Compete; Non-Solicitation.  The Executive agrees that:

     while the Executive is employed by the Company he will not, directly or indirectly, compete with the business conducted by the Company, and he will not, directly or indirectly, provide any services to a Competitor.

     For a period of 60 months after the Executive's employment with the Company ends (the

"Non-Competition Period"), the Executive will not compete with the Company by performing or causing to be performed the same or similar types of duties or services that the Executive performed for the Company for a Competitor of the Company in any capacity whatsoever, directly or indirectly, within any geographic area(s) of the continental United States in which, at the time the Executive's employment with the Company ends, the Company provides services or products, offers to provide services or products, or plans to provide or offer to provide services or products within the Non-Competition Period provided that the Executive has knowledge of those plans at the time his employment with the Company ends. Additionally, the Executive agrees that during the Non-Competition Period, he will not, directly or indirectly, sell, attempt to sell, provide or attempt to provide, any products or services in competition with those products or services provided by the Company to any person or entity who was a customer or an actively sought prospective customer of the Company, at any time during his employment with the Company. The restrictions set forth above shall immediately terminate and shall be of no further force or effect (i) in the event of a default by the Company in the payment of any compensation or benefits to which the Executive is entitled hereunder, which default is not cured within ten (10) days after written notice thereof, or (ii) at the election of the Executive, if the Executive's employment has been terminated by the Company without Cause or by the Executive for Good Reason. Under these circumstances, the amount of salary and other compensation payable to the Executive by a Competitor and attributable to employment during the Non-Competition Period shall not reduce or otherwise mitigate amounts due hereunder.

     While the Executive is employed by the Company and during the Non-Competition Period, the Executive will not, directly or indirectly, solicit or encourage any employee of the Company to terminate employment with the Company; hire, or cause to be hired, for any employment by a Competitor, any person who within the preceding twelve (12) month period has been employed by the Company, or assist any other person, firm, or corporation to do any of the acts described in this subparagraph (c).

     The Executive acknowledges and agrees that the Company has a legitimate business interest in preventing him from engaging in activities competitive with it as described in this Section 8 and that any breach of this Section 8 would constitute a material breach of this Section 8 and this Agreement.

     If, during the Non-Competition Period, the Executive is offered and wants to accept employment with a business that engages in activities similar to those of the Company, the Executive will inform the Company in writing of the identity of the business, his proposed duties with that business, and the proposed starting date of that employment. The Executive also agrees that he will inform that business of the terms of this Section 8. The Company will analyze the proposed employment and make a determination as to whether it would violate this
Section 8. If the Company determines that the proposed employment would not pose an unacceptable threat to the Company's interests, the Company will notify the Executive that it does not object to the employment.

     The Executive acknowledges and agrees that this Section 8 is intended to limit his right to compete only to the extent necessary to protect the Company's legitimate business interest. The Executive acknowledges and agrees that he will be reasonably able to earn a livelihood without violating the terms of this
Section 8. If any of the provisions of this Section 8 should ever be deemed to exceed the time, geographic area, or activity limitations permitted by applicable law, the Executive agrees that such provisions may be reformed to the maximum time, geographic area and activity limitations permitted by applicable law, and the Executive authorizes a court or other trier of fact having jurisdiction to so reform such provisions.

     The Company shall pay to the Executive (or to his designated beneficiary or estate if his employment ceases because of his death or if he dies during the Non-Competition Period), so long as the Executive is not in violation of this
Section 8 during the 60 month period after the Executive ceases to be employed by the Company, an annual payment (the "Non-Compete Payment") of $250,000 increased by a percentage amount equal to the increase in the Consumer Price Index from the date of this Agreement to the month next preceding the date each such Non-Compete Payment is due.

     Anything in this Agreement to the contrary notwithstanding, the non-compete provisions of the Executive's Salary Continuation Agreement, dated as of June 30, 1993, as modified by Addendum, dated November 7, 1994, and by Amendment of even date with this Employment Agreement, between the Executive and R&B Communications, Inc., shall continue to apply.

     For purposes of this Section 8, the following definitions will apply:

     "Directly or indirectly" as used in this Agreement includes an interest in or participation in a business as an individual, partner, shareholder, owner, director, officer, principal, agent, employee, consultant, trustee, lender of money, or in any other capacity or relation whatsoever. The term includes actions taken on behalf of the Executive or on behalf of any other person. "Directly or indirectly" does not include the ownership of less than 5% of the outstanding shares of any corporation, if such shares are publicly traded in the over-the-counter market or listed on a national securities exchange.

     "Competitor" as used in this Agreement means any person, firm, association, partnership, corporation or other entity that competes or attempts to compete with the Company by providing or offering to provide the same or similar services or products as the Company within any geographic area in which the Company provides or offers those services or products. "Competitor" does not include a parent, subsidiary or affiliated organization of any entity that competes or attempts to compete with the Company as defined in the preceding sentence where that parent, subsidiary or affiliated organization does not itself compete or attempt to compete with the Company by providing or offering to provide the same or similar services or products as the Company within any geographic areas in which the Company provides or offers those services or products.

     9. Representations. The Executive represents and warrants to the Company that the execution, delivery and performance of this Agreement by the Executive does not conflict with, or result in the breach by the Executive or violation by the Executive of, any other agreement to which the Executive is a party or by which the Executive is bound. The Executive hereby agrees to indemnify the Company, its officers, directors and shareholders and hold them harmless from and against any liability (including, without limitation, reasonable attorneys' fees and expenses) which they may at any time suffer or incur arising out of or relating to any breach of an agreement, representation or warranty made by the Executive herein. The Company represents and warrants that this Agreement and the transactions contemplated hereby have been duly authorized by the Company by all necessary corporate and shareholder action, and that the execution, delivery and performance of this Agreement by the Company does not conflict with, or result in the breach or violation by the Company of, its Articles of Incorporation or Amended and Restated Bylaws or any other agreement to which the Company is a party or by which it is bound. The Company hereby agrees to indemnify the Executive and hold the Executive harmless from and against any liability (including, without limitation, reasonable attorneys' fees and expenses) which the Executive may at any time suffer or incur arising out of or relating to any breach of an agreement, representation or warranty made by the Company herein.

     10. Remedies. The parties hereto agree that the Company would suffer irreparable harm from a breach by the Executive of any of the covenants or agreements contained herein. Therefore, in the event of the actual or threatened breach by the Executive of any of the provisions of this Agreement, the Company may, in addition and supplementary to other rights and remedies existing in its favor, apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce or prevent any violation of the provisions hereof. In the event of a breach or violation by the Executive of any of the provisions of Section 8 hereof, the running of the Non-Competition Period shall be tolled during the continuance of any actual breach or violation. The Executive agrees that these restrictions are reasonable.

     11. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Company and its affiliates and their successors and assigns, and shall be binding upon and inure to the benefit of the Executive and his legal representatives and assigns, provided that in no event shall the Executive's obligations to perform services for the Company and its affiliates be delegated or transferred by the Executive. The Company may assign or transfer its rights hereunder to a successor corporation in the event of a merger, consolidation or transfer or sale of all or substantially all of the assets of the Company or of the Company's business (provided, however, that no such assignment or transfer shall have the effect of relieving the Company of any liability to the Executive hereunder or under any other agreement or document contemplated herein), but only if such assignment or transfer does not result in employment terms, conditions, duties or responsibilities which are or may be materially different than the terms, conditions, duties or responsibilities of the Executive hereunder.

     12. Modification or Waiver. No amendment, modification, waiver, termination or cancellation of this Agreement shall be binding or effective for any purpose unless it is made in a writing signed by the party against whom enforcement of such amendment, modification, waiver, termination or cancellation is sought. No course of dealing between or among the parties to this Agreement shall be deemed to affect or to modify, amend or discharge any provision or term of this Agreement. No delay on the part of the Company or the Executive in the exercise of any of their respective rights or remedies shall operate as a waiver thereof, and no single or partial exercise by the Company or the Executive of any such right or remedy shall preclude other or further exercises thereof. A waiver of a right or remedy on any one occasion shall not be construed as a bar to or waiver of any such right or remedy on any other occasion.

     13. Governing Law; Jurisdiction. This Agreement and all rights, remedies and obligations hereunder, including, but not limited to, matters of construction, validity and performance shall be governed by the laws of the Commonwealth of Virginia without regard to its conflict of laws principles or rules. To the full extent lawful, each of the Company and the Executive hereby consents irrevocably to personal jurisdiction, service and venue in connection with any claim or controversy arising out of this Agreement in the courts of the Commonwealth of Virginia located in Waynesboro, Virginia, and in the federal courts in the Western District of Virginia.

     14. Severability. Whenever possible each provision and term of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision or term of this Agreement shall be held to be prohibited by or invalid under such applicable law, then such provision or term shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or affecting in any manner whatsoever the remainder of such provisions or term or the remaining provisions or terms of this Agreement.

     15. Counterparts. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same Agreement.

     16. Headings. The headings of the Sections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part hereof and shall not affect the construction or interpretation of this Agreement.

     17. Other Agreements. This Agreement is being entered into contemporaneously with the consummation of the Agreement and Plan of Merger, dated June 16, 2000, between the Company, R&B Communications, Inc. ("R&B") and R&B Combination Company (the "Merger Agreement"). The Company agrees to comply with Section 8.4 of the Merger Agreement. The Company also agrees that, to the extent not replaced or superseded by provisions of this Agreement or another benefit plan of the Company that is equal to or more favorable than a benefit plan provided to the Executive by R&B prior to consummation of the Merger Agreement, during the Employment Term the Company will honor each such benefit plan as it applies to the Executive that was outstanding immediately prior to consummation of the Merger Agreement. A list identifying the R&B benefit plans that are more favorable to the Executive is attached hereto as Exhibit B.
                                                               ---------
Further, to the extent not covered by this Agreement, the Company shall provide the Executive the other benefits contemplated by Exhibit G to the Merger Agreement. Finally, the Salary Continuation Agreement, between R&B Communications, Inc., and the Executive and Michael Layman, dated June 30, 1993, as modified by Addendum, dated November 7, 1994, and by Amendment of even date with this Employment Agreement, shall continue in full force and effect. Otherwise, this Agreement (together with all documents and instruments referred to herein) constitutes the entire agreement, and supersedes all other prior agreements and undertakings, both written and oral, among the parties with respect to the subject matter hereof.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

                         NTELOS Inc.



                         By:__________________________________
                            Name:
                            Title:



                         _____________________________________
                         J. Allen Layman